Exhibit 99.1

HCI Group Reports Third Quarter 2026 Results

Third Quarter Pre-Tax Income of $116 million

Diluted EPS of $6.45

Gross Loss Ratio of 20.7%

Tampa, Fla. – November 4, 2026 – HCI Group, Inc. (NYSE:HCI), reported pre-tax income of $116 million and net income of $86 million in the third quarter of 2026 compared with pre-tax income of $91 million and net income of $68 million in the third quarter of 2025. Net income after noncontrolling interests in the third quarter of 2026 was $83 million compared with $66 million in the third quarter of 2025. Diluted earnings per share were $6.45 in the third quarter of 2026 compared with $4.90 diluted earnings per share in the third quarter of 2025.

Management Commentary

"Earnings accelerated this quarter as greater operating leverage combined with modest premium growth to drive more profit to the bottom line," said HCI Group Chairman and Chief Executive Officer Paresh Patel. "Our performance illustrates that internal operating decisions can be as important as external market conditions."

Third Quarter 2026 Results

Gross premiums earned in the third quarter of 2026 were $316 million compared with $301 million in the third quarter of 2025. The increase of 5% was driven by a higher volume of insurance policies in force while average premium per policy remained relatively consistent.

Premiums ceded for reinsurance in the third quarter of 2026 were $97 million compared with $106 million in the third quarter of 2025. The decrease was a result of lower costs associated with the company’s new 2026-2027 catastrophe reinsurance programs, which began on June 1, 2026.

Net investment income in the third quarter of 2026 was $22 million compared with $18 million in the third quarter of 2025. The increase was primarily driven by growth in invested assets.

Losses and loss adjustment expenses in the third quarter of 2026 were $65 million compared with $66 million in the third quarter of 2025. Loss and loss adjustment expenses in the third quarter of 2026 included a small amount of favorable prior year development.

Policy acquisition and other underwriting expenses were $32 million for both the third quarter of 2026 and the third quarter of 2025.

General and administrative personnel expenses in the third quarter of 2026 were $24 million compared with $21 million in the third quarter of 2025. The increase was driven by additional personnel, annual merit increases, and stock-based compensation.

Nine Months Ended September 30, 2026 Results

For the nine months ended September 30, 2026, HCI Group reported pre-tax income of $343 million and net income of $254 million compared with pre-tax income of $285 million and net income of $212 million for the nine months ended September 30, 2025. Net income after noncontrolling interests was $231 million for the nine months ended September 30, 2026 compared with $201 million for the nine months ended September 30, 2025. Diluted earnings per share were $17.48 for the nine months ended September 30, 2026 compared with $15.47 for the nine months ended September 30, 2025.

Gross premiums earned for the nine months ended September 30, 2026 were $963 million compared with $904 million for the nine months ended September 30, 2025. The increase of 7% was driven by a higher volume of insurance policies in force while average premium per policy remained relatively consistent.

Premiums ceded for reinsurance for the nine months ended September 30, 2026 were $303 million compared with $308 million for the nine months ended September 30, 2025. The decrease was a result of lower costs associated with the company’s new 2026-2027 catastrophe reinsurance programs, which began on June 1, 2026.

Net investment income for the nine months ended September 30, 2026 was $58 million compared with $48 million for the nine months ended September 30, 2025. The increase was primarily driven by growth in invested assets.

Losses and loss adjustment expenses for the nine months ended September 30, 2026 were $202 million compared with $190 million for the nine months ended September 30, 2025. The gross loss ratio was 21.0% for both the nine months ended September 30, 2026 and 2025.

Policy acquisition and other underwriting expenses for the nine months ended September 30, 2026 were $96 million compared with $89 million for the nine months ended September 30, 2025. The increase was driven by a higher volume of premiums in force.

General and administrative personnel expenses for the nine months ended September 30, 2026 were $70 million compared with $61 million for the nine months ended September 30, 2025. The increase was driven by additional personnel, annual merit increases, and stock-based compensation.

Share Repurchase

On March 3, 2026, HCI Group announced a share repurchase program to repurchase up to $80 million of shares of HCI common stock through February 27, 2027. In the third quarter of 2026, HCI Group repurchased 30,721 shares for $6 million. The share repurchase program was completed on July 17, 2026, with a total of 504,330 shares repurchased for $80 million.

Conference Call

HCI Group will hold a conference call later today, November 4, 2026, to discuss these financial results. Chairman and Chief Executive Officer Paresh Patel, Chief Operating Officer Karin Coleman, and Chief Financial Officer Mark Harmsworth will host the call starting at 4:45 p.m. Eastern Time.

Interested parties can listen to the live presentation by dialing the listen-only number below or by clicking the webcast link available on the Investor Information section of the company's website at www.hcigroup.com.

Listen-only toll-free number: (888) 506-0062

Listen-only international number: (973) 528-0011

Entry Code: 794892

Please call the conference telephone number 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at (949) 574-3860.

A replay of the call will be available after 8:00 p.m. Eastern Time on the same day through November 19, 2026 and a replay of the webcast will be available on the Investor Relations section of the HCI Group website at www.hcigroup.com through November 4, 2027.

Toll-free replay number: (877) 481-4010

International replay number: (919) 882-2331

Replay ID: 54651

About HCI Group, Inc.

HCI Group, Inc. is a diversified holding company founded in 2006 which, through its subsidiaries, is engaged in homeowners insurance, reinsurance, real estate, insurance claims services, and insurance technology. The HCI Group portfolio of companies includes multiple property and casualty underwriters, exchanges, and captive reinsurers as well as a claims management business, a commercial real estate investment company, and a leading insurance technology company, Exzeo Group.

HCI Group's common shares trade on the New York Stock Exchange under the ticker symbol "HCI" and are included in the Russell 2000 and S&P SmallCap 600 Index. HCI Group, Inc. regularly publishes financial and other information in the Investor Information section of the company’s website. For more information about HCI Group and its subsidiaries, visit www.hcigroup.com. Exzeo’s common shares trade on the New York Stock Exchange under the ticker symbol “XZO.” For more information about Exzeo, visit www.exzeo.com.

Forward-Looking Statements

This news release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "estimate," "expect," "intend," "plan," "confident," "prospects" and "project" and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions, but rather are subject to various risks and uncertainties. For example, the estimation of reserves for losses and loss adjustment expenses is an inherently imprecise process involving many assumptions and considerable management judgment. Further, future cash flow and earnings may limit HCI’s ability or willingness to engage in share buybacks. Some of these risks and uncertainties are identified in the company's filings with the Securities and Exchange Commission. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the company's business, financial condition and results of operations. HCI Group, Inc. disclaims all obligations to update any forward-looking statements.

Company Contact:

Nat Otis

Investor Relations

HCI Group, Inc.

Tel (813) 355-5341

notis@hcigroup.com

Investor Relations Contact:

Matt Glover

Gateway Group, Inc.

Tel (949) 574-3860

HCI@gateway-grp.com

- Tables to follow -

HCI GROUP, INC. AND SUBSIDIARIES

Selected Financial Metrics

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended
	September 30,
	2026	2025
Gross Written Premiums:
Homeowners Choice	$185,401	$182,863
TypTap Insurance Company	107,355	109,963
Condo Owners Reciprocal Exchange	24,879	6,380
Tailrow Reciprocal Exchange	35,415	15,965
Total Gross Written Premiums	$353,050	$315,171

Gross Premiums Earned:
Homeowners Choice	$158,496	$156,904
TypTap Insurance Company	120,789	124,613
Condo Owners Reciprocal Exchange	8,321	10,499
Tailrow Insurance Exchange	28,466	9,063
Total Gross Premiums Earned	$316,072	$301,079

Gross loss and loss adjustment expense ratio	20.7%	22.0%

Per Share Metrics
Diluted earnings per share	$6.45	$4.90

Dividends per share	$0.40	$0.40

Book value per share at the end of period	$90.15	$63.41

Shares outstanding at the end of period	12,437,958	12,959,362

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share amounts)

	September 30, 2026	December 31, 2025
Assets
Fixed-maturity securities, available-for-sale, at fair value (amortized cost: $1,295,000 and $595,383, respectively and allowance for credit losses: $0 and $0, respectively)	$1,241,444	$597,329
Equity securities, at fair value (cost: $57,091 and $61,597, respectively)	59,244	65,890
Limited partnership investments	16,076	17,690
Real estate investments	102,683	103,746
Other investments	5,000	5,000
Total investments	1,424,447	789,655
Cash and cash equivalents	743,527	1,210,126
Restricted cash	4,600	3,748
Income taxes receivable	2,612	1,332
Deferred income tax assets, net	9,817	2,237
Premiums receivable, net (allowance: $5,271 and $4,469, respectively)	81,265	57,494
Prepaid reinsurance premiums	49,860	50,127
Reinsurance recoverable, net of allowance for credit losses:
Paid losses and loss adjustment expenses (allowance: $0 and $0, respectively)	24,835	27,855
Unpaid losses and loss adjustment expenses (allowance: $62 and $97, respectively)	211,187	262,041
Deferred policy acquisition costs	72,892	59,722
Property and equipment, net	26,861	28,939
Intangible assets, net	1,864	2,683
Funds withheld for assumed business	4,512	5,254
Other assets	55,483	27,715
Total assets	$2,713,762	$2,528,928

Liabilities, Redeemable Noncontrolling Interests and Equity
Losses and loss adjustment expenses	$549,607	$576,495
Unearned premiums	696,313	643,328
Advance premiums	38,263	19,302
Ceded reinsurance premiums payable	10,467	27,591
Assumed premiums payable	941	1,744
Income taxes payable	27,067	12,782
Deferred income tax liabilities, net	247	3,814
Revolving credit facility	36,000	36,000
Long-term debt	31,255	31,877
Accrued expenses and other liabilities	97,617	61,351
Total liabilities	1,487,777	1,414,284
Commitments and contingencies
Redeemable noncontrolling interests	8,362	3,359
Equity:
Common stock, (no par value, 40,000,000 shares authorized, 12,437,958 and 12,992,147 shares issued and outstanding, respectively)	—	—
Additional paid-in capital	332,903	428,109
Retained earnings	826,963	611,509
Accumulated other comprehensive (loss) income	(38,586)	1,459
Total stockholders' equity	1,121,280	1,041,077
Noncontrolling interests	96,343	70,208
Total equity	1,217,623	1,111,285
Total liabilities, redeemable noncontrolling interests and equity	$2,713,762	$2,528,928

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenue
Gross premiums earned	$316,072	$301,079	$963,102	$904,090
Premiums ceded	(96,929)	(106,088)	(302,796)	(308,245)
Net premiums earned	219,143	194,991	660,306	595,845
Net investment income	21,669	17,529	57,860	47,725
Net realized investment gains	549	618	2,305	1,940
Net unrealized investment (losses) gains	(1,185)	1,214	(2,140)	488
Policy fee income	1,754	1,569	4,981	5,265
Other	2,979	429	11,132	3,440
Total revenue	244,909	216,350	734,444	654,703
Expenses
Losses and loss adjustment expenses	65,359	66,153	202,035	189,901
Policy acquisition and other underwriting expenses	31,689	31,652	95,805	89,490
General and administrative personnel expenses	23,671	20,806	69,972	61,274
Interest expense	1,460	1,019	3,467	8,147
Other operating expenses	6,437	6,121	20,515	20,561
Total expenses	128,616	125,751	391,794	369,373
Income before income taxes	116,293	90,599	342,650	285,330
Income tax expense	30,066	22,711	88,480	72,933
Net income	$86,227	$67,888	$254,170	$212,397
Net income attributable to noncontrolling interests	(2,728)	(2,381)	(23,467)	(11,046)
Net income after noncontrolling interests	$83,499	$65,507	$230,703	$201,351
Basic earnings per share	$6.67	$5.05	$18.04	$16.96
Diluted earnings per share	$6.45	$4.90	$17.48	$15.47
Dividends per share	$0.40	$0.40	$1.20	$1.20

HCI GROUP, INC. AND SUBSIDIARIES

Earnings Per Share

(Unaudited)

(In thousands, except per share amounts)

The computations of basic and diluted earnings per share for the periods presented were as follows:

	Three Months Ended			Nine Months Ended
	September 30, 2026			September 30, 2026
	Income	Shares	Per Share	Income	Shares	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Net income	$86,227			$254,170
Less: Net income attributable to noncontrolling interests	(2,728)			(23,467)
Net income after noncontrolling interests	83,499			230,703
Less: Income attributable to participating securities	(2,488)			(8,759)
Basic Earnings Per Share:
Income attributable to common stockholders	81,011	12,148	$6.67	221,944	12,301	$18.04
Effect of Dilutive Securities:
Stock options	—	407		—	397
Warrants	—	8		—	8
Net impact from reallocation of undistributed earnings to participating securities	59	—		206	—
Diluted Earnings Per Share:
Income attributable to common stockholders	$81,070	12,563	$6.45	$222,150	12,706	$17.48